Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated                 , 2018, in the Registration Statement (Form F-1 No. 333-            ) and related prospectus of Spotify Technology S.A. for the registration of certain of their ordinary shares.

Ernst & Young AB

Stockholm, Sweden

                , 2018

The foregoing consent is in the form that will be signed upon shareholder approval of the share split of the Company’s ordinary shares.

/s/ Ernst & Young AB

Stockholm, Sweden

February 28, 2018